Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

ADTHEORENT HOLDING COMPANY, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

SECTION 1.   OFFICES.  The Corporation shall maintain its registered office in the State of Delaware at 1209 Orange Street, Wilmington, Delaware, and its resident agent at such address is The Corporation Trust Company.  The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, appoint or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.   ANNUAL MEETINGS.  Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting.  In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held at the principal office of the Corporation at 10:00 o’clock a.m. on the last business day in March of each year.

SECTION 2.   SPECIAL MEETINGS.  Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or the President or by resolution of the Board of Directors and shall be called by the Chief Executive Officer, President or Secretary upon the written request of not less than 10% in interest of the stockholders entitled to vote thereat.  Notice of each special meeting shall be given in accordance with Section 3 of this Article II.  Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

SECTION 3.   NOTICE OF MEETINGS.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat.  Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

SECTION 4.   QUORUM.  Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

SECTION 5.   VOTING.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.  Upon the request of stockholders holding not less than 10% of the capital stock held by the stockholders entitled to vote at a meeting, voting shall be by written ballot.  Unless otherwise required by law, these Bylaws or the Certificate of Incorporation, all other corporate action shall be decided by majority vote.

SECTION 6.   INSPECTORS.  The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairperson of the meeting may, or if inspectors shall not have been appointed, the chairperson of the meeting shall, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairperson of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.

SECTION 7.   CHAIRPERSON OF MEETINGS.  The Chairperson of the Board of Directors, if one is elected, or, in his absence or disability, the Chief Executive Officer or the President of the Corporation, shall preside at all meetings of the stockholders.

SECTION 8.   SECRETARY OF MEETING.  The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders.  In the absence or disability of the Secretary, the Chairperson of the Board of Directors or, in his absence or disability, the Chief Executive Officer or the President shall appoint a person to act as Secretary at such meetings.

SECTION 9.   LISTS OF STOCKHOLDERS.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.

SECTION 10.  ACTION WITHOUT MEETING.  Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 11.  ADJOURNMENT.  At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.  Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these Bylaws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.   POWERS.  The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors.  The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.

SECTION 2.   NUMBER AND TERM.  The number of directors shall not be fixed.  The Board of Directors shall be elected by the stockholders at their annual meeting in accordance with the foregoing balance and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualify or until his earlier resignation or removal.  Directors need not be stockholders.

SECTION 3.   RESIGNATIONS.  A director may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer, the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.  A vacancy created by the resignation of a director shall be filled by an individual designated by the party which nominated the resigning director for appointment to the Board of Directors.

SECTION 4.   REMOVAL.  Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose.  Vacancies thus created may be filled at such meeting by the affirmative vote of a majority of the stockholders entitled to vote, or, if the vacancies are not so filled, by the directors as provided in Section 5 of this Article III, in each case, however, a vacancy created by the removal of a director shall be filled with an individual designated by the party which designated the director remained pursuant to this Section 4.

SECTION 5.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Except as provided in Section 3 and Section 4 of this Article III, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining directors then in office.  Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal.  Notwithstanding the foregoing, the Board of Directors may not fill the vacancy created by removal of a director by electing the director so removed.

SECTION 6.   MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.  Special meetings of the Board of Directors shall be called by the Chief Executive Officer, the President or the Secretary on the written request of any director with at least two days’ notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

SECTION 7.   QUORUM, VOTING AND ADJOURNMENT.  The presence of a majority of the directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall constitute action properly taken by the Board of Directors.  In the absence of a quorum, one director present thereat may adjourn such meeting to another time and place.  Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 8.   COMMITTEES.  The Board of Directors may designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolutions of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Unless a resolution of the Board of Directors expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation.  All committees of the Board of Directors shall report their proceedings to the Board of Directors when required.

SECTION 9.  ACTION WITHOUT A MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof consent thereto in writing.

SECTION 10.  COMPENSATION.  The Board of Directors shall have the authority to fix the compensation of directors for their services.  A director may also serve the Corporation in other capacities and receive compensation therefor.

SECTION 11.  TELEPHONIC MEETING.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other.  Participation in such telephonic meeting shall constitute the presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1.    The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualify or until their earlier resignation or removal.  In addition, the Board of Directors may elect a Chairperson of the Board of Directors, a Chief Operating Officer, one or more Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers as the Board of Directors may from time to time deem proper, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board of Directors held after each annual meeting of the stockholders.  Any number of offices may be held by the same person.

SECTION 2.   OTHER OFFICERS AND AGENTS.  The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

SECTION 3.   CHAIRPERSON.  The Chairperson of the Board of Directors, if one be elected, shall be a member of the Board and shall preside at all meetings of the Board of Directors and of the stockholders.  In addition, the Chairperson of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.   CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall have general management and supervision of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.  He shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws.

In the absence, disability or refusal of the Chairperson of the Board of Directors to act, or the vacancy of such office, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.  Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the President, Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5.   PRESIDENT.  Subject to the supervision and control of the Board of Directors and the Chief Executive Officer, the President shall have such duties as customarily pertain to that office.  The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.  In the absence, disability or refusal of the Chief Executive Officer to act, or the vacancy of such office of the Corporation, the President shall perform the duties and obligations of the Chief Executive Officer hereunder.

SECTION 6.  CHIEF OPERATING OFFICER.  The Chief Operating Officer, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer, the President or the Board of Directors.  In the absence, disability or refusal of the Chief Executive Officer or President to act, or the vacancy of such office of the Corporation, the Chief Operating Officer shall perform the duties and obligations of the Chief Executive Officer or President hereunder.

SECTION 7.   VICE PRESIDENTS.  Each Vice President, if any are elected, of whom one or more may be designated a Senior Vice President or an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer, President, the Chief Operating Officer or the Board of Directors.  In the absence, disability or refusal of the Chief Executive Officer, President or Chief Operating Officer to act, or the vacancy of such office of the Corporation, each Vice President shall perform the duties and obligations of the Chief Executive Officer, President or Chief Operating Officer hereunder.

SECTION 8.   TREASURER.  The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor.  The Treasurer shall render to the Chief Executive Officer, President, Chief Operating Officer and Board of Directors, upon their request, a report of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of her/his duties in such amount and with such surety as the Board of Directors shall prescribe.  The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to her/him by the Board of Directors.

SECTION 9.   SECRETARY.  The Secretary shall be the Chief Administrative Officer of the Corporation and shall:  (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required.  The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

SECTION 10.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine.  In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

SECTION 11.  CORPORATE FUNDS AND CHECKS.  The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors.  All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, President, Chief Operating Officer or the Treasurer or such other person or agent as may from time to time be authorized by the Board of Directors and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 12. CONTRACTS AND OTHER DOCUMENTS.  The Chief Executive Officer, the President, the Chief Operating Officer or such other officer or officers as may from time to time be authorized by the Board of Directors, shall, have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 13. OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The Chief Executive Officer, the President, the Chief Operating Officer, the Treasurer or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 14. DELEGATION OF DUTIES.  In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 15. RESIGNATION AND REMOVAL.  Any officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors.  Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these Bylaws.

SECTION 16. VACANCIES.  The Board of Directors shall have power to fill vacancies occurring in any office.

ARTICLE V

STOCK

SECTION 1.   CERTIFICATES OF STOCK.  Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.  Upon request, each holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board of Directors, the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him.  Any or all of the signatures on the certificate may be a facsimile.  The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 2.   TRANSFER OF SHARES.  Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers.  Such certificates shall be cancelled and new certificates shall thereupon be issued.  A record shall be made of each transfer.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 3.   LOST CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

SECTION 4.   STOCKHOLDERS OF RECORD.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 5.   STOCKHOLDERS RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6.  DIVIDENDS.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation.  Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

SECTION 1.   NOTICE.  Whenever any written notice is required to be given by law, the Certificate of Incorporation or these Bylaws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation.  Such notice may also be sent by telegram or facsimile.

SECTION 2.   WAIVER OF NOTICE.  Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board of Directors need be specified in any written waiver of notice.

ARTICLE VII

INDEMNIFICATION

SECTION 1.  INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS.  The Corporation shall indemnify its directors and its executive officers (for the purposes of this ARTICLE VII, “executive officers” shall have the meaning ascribed in Rule 3b-7 promulgated under the Securities Exchange Act, 1934) to the fullest extent not prohibited by the General Corporation Law of the State of Delaware (“DGCL”) or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, In its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under SECTION 4 of this ARTICLE VII.

SECTION 2.   INDEMNIFICATION OF OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.  The Corporation shall have the power to indemnify (including the power to advance expenses) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

SECTION 3.   EXPENSES. The Corporation may advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses (including attorneys’ fees) actually and reasonably incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to SECTION 5 of this ARTICLE VII, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

SECTION 4.   ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this ARTICLE VII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this ARTICLE VII to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Corporation.

SECTION 5.   NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this ARTICLE VII shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

SECTION 6.    SURVIVAL OF RIGHTS. The rights conferred on any person by this ARTICLE VII shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.   INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this ARTICLE VII.

SECTION 8.   AMENDMENTS. Any amendment, repeal or modification of this Section 46 shall only be prospective and shall not affect the rights under this ARTICLE VII in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

SECTION 9.  SAVING CLAUSE. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable provision of this ARTICLE VII that shall not have been invalidated, or by any other applicable law. If this ARTICLE VII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

SECTION 10.  CERTAIN DEFINITIONS. For the purposes of this ARTICLE VII, the following definitions shall apply:

(1)     The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)      The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)      The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger for which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

(4)       References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(5)       References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

ARTICLE VIII

AMENDMENT OF BYLAWS

SECTION 1.   AMENDMENTS.  These Bylaws may be amended or repealed or new Bylaws may be adopted by the affirmative vote of three Directors at any regular or special meeting of the Board of Directors.  If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaw(s) so adopted, amended, or repealed, together with a precise statement of the changes made.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 1.   SEAL.  The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

SECTION 2.   FISCAL YEAR.  The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

SECTION 3.   CONTROLLING AUTHORITY.  For the avoidance of doubt, in the event of any conflict between these Bylaws and any stockholders or similar agreement adopted by the stockholders of the Corporation (or of any direct or indirect parent of the Corporation, to the extent such agreement pertains to the Corporation) the terms and provisions of such stockholders or similar agreement shall take precedence over these Bylaws and control the Corporation and any relevant actions and matters with respect to the Corporation.

Date of Adoption: June 21, 2024